UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

Onconetix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 E. Fifth Street, Suite 1900, Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2026, Onconetix, Inc. (the “Company”) entered into a Grid Promissory Note (the “Note”) with Realbotix, LLC (“Realbotix”), pursuant to which the Company agreed to make available to Realbotix loans in an aggregate principal amount of up to $5.0 million, of which $2.5 million was advanced on September 11, 2026. The proceeds of the loans may be used by Realbotix for general corporate and working capital purposes. The Note is an unsecured obligation of Realbotix. The Note matures on September 11, 2027 and does not bear interest prior to the earlier of the closing of the transactions contemplated by the Share Exchange Agreement, dated February 11, 2026 (the “Share Exchange Agreement”), or the termination of the Share Exchange Agreement. If the Share Exchange Agreement is terminated, interest will accrue on the outstanding principal balance at a rate of 12% per annum until the Note is paid.

On February 11, 2026, the Company entered into the Share Exchange Agreement with Realbotix, Realbotix Corp. and Simulacra Corporation, pursuant to which, subject to the terms and conditions thereof, the Company will acquire all of the issued and outstanding equity interests of Realbotix in exchange for newly issued shares of the Company’s common stock (the “Realbotix Transaction”). The consummation of the Realbotix Transaction is subject to customary closing conditions, including the Company having at least $12.5 million in Net Cash at closing.

Upon the closing of the transactions contemplated by the Share Exchange Agreement, the Note and all obligations thereunder will automatically be cancelled and discharged, and the Net Cash at Closing under the Share Exchange Agreement will be increased by $500,000 plus the aggregate principal amount then outstanding under the Note.

Realbotix’s obligations under the Note are guaranteed by Realbotix Corp. pursuant to a Guaranty of Payment, dated September 11, 2026 (the “Guaranty”). The foregoing descriptions of the Note and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the Note and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 14, 2026, Onconetix, Inc. issued a press release regarding the loan to Realbotix, LLC described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Form of Grid Promissory Note, dated September 11, 2026, by and between Realbotix, LLC and Onconetix, Inc.
10.2	Form of Guaranty of Payment, dated September 11, 2026, by Realbotix Corp. in favor of Onconetix, Inc.
99.1	Press Release, dated September 14, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Dated: September 14, 2026	By:	/s/ David A. White
David A. White
Chief Executive Officer

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